SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                               June 20, 2003
             Date of Report (Date of earliest event reported)


                        Centurion Gold Holdings, Inc.
          (Exact name of registrant as specified in its charter)



		Florida
(State or other jurisdiction of incorporation)


   000-49810                                       65-1129207
(Commission File Number)                (IRS Employer Identification No.)


		5800 Hamilton Way, Boca Raton, FL  33496
                (address of principal executive offices)


                            (561) 862-0529
         (Registrant's telephone number, including area code)

     (Former name and former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant.

On June 20, 2003, Centurion Gold Holdings, Inc. ("Centurion") finalized the acquisition of one hundred percent (100%) of the issued and outstanding capital stock of Omaruru Exploration Company (Proprietary) Limited. ("Omaruru"). The terms of the acquisition are set forth in the Stock Purchase Agreement dated June 20, 2003 between Centurion and the shareholders of Omaruru. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1.

The stockholders of Omaruru received in the aggregate 6,900,000 restricted shares of the common stock of Centurion in exchange for 100% of the issued and outstanding stock of Omaruru. Omaruru holds the Notarial Mineral Lease over the precious metals claims and mineral rights and the mining assets for Omaruru Minerals (Proprietary) Limited.

It is expected that Omaruru will nominate new directors who will be appointed to the board of directors in the very near future.

At the present time, the business operations of Omaruru constitute all of the business operations of Centurion.

Item 2.  Acquisition or Disposition of Assets

As described in Item 1 above, as a result of the acquisition, Centurion has acquired one hundred percent (100%) of the issued and outstanding capital stock of Omaruru. Please see Item 1 above for additional disclosure regarding the acquisition.

Centurion will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date of this Form.


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Item 7.  Exhibits.

Exhibit No.          Description

2.1 Stock Purchase Agreement by and between Centurion Gold Holdings, Inc. and the shareholders of Omaruru Exploration Company (Proprietary) Limited.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: July 7, 2003          Centurion Gold Holdings, Inc.


                            By: /s/ Jim Dodrill
                                -------------------------
                            	Jim Dodrill
                                President

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                              EXHIBIT INDEX


Exhibit No.                Description

2.1 Stock Purchase Agreement by and between Centurion Gold Holdings, Inc. and the shareholders of Omaruru Exploration
                           Company (Proprietary) Limited.






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